Exhibit 99.1

Contact:

M. Todd Holt

Chief Financial Officer

Knology, Inc.

706-645-8752

todd.holt@knology.com

KNOLOGY ANNOUNCES CLOSING OF PRAIRIEWAVE ACQUISITION

WEST POINT, Ga. — (April 3, 2007) — Knology, Inc. (NASDAQ-GM: KNOL) today closed its previously-announced acquisition of PrairieWave Communications, a voice, video and high-speed internet broadband services provider in the Rapid City and Sioux Falls, South Dakota regions, including portions of Minnesota and Iowa. In connection with the transaction, Knology entered into a $555 million first lien term loan facility with proceeds used to fund the $255 million acquisition purchase price, refinance the company’s existing first lien and second lien credit facilities, and pay related transaction costs. The $555 million facility bears interest at LIBOR plus 2.25% and has a term of five years with 1% principal amortization annually with the balance due at maturity. The new credit arrangement also includes a $25 million revolving credit facility which is not being used in connection with the acquisition or refinancing.

“This is an exciting transaction for our company,” said Rodger L. Johnson, President and Chief Executive Officer of Knology, Inc. “PrairieWave is a highly successful, customer-focused business that will expand Knology’s footprint by adding meaningful scale to our existing operations. PrairieWave has achieved excellent bundled penetration and attractive EBITDA and free cash flow margins, and we believe this acquisition will complement our continued focus on organic growth in the existing Knology markets. The new credit facility will simplify our capital structure and significantly lower our debt cost of capital, thereby allowing us to maximize free cash flow for our investors.”

Credit Suisse acted as financial advisor to Knology and was the lead arranger for the financing. Jefferies & Companies, Inc. acted as syndication agent for the financing. PrairieWave was advised by Daniels & Associates, L.P.

About Knology

Knology Inc., headquartered in West Point, Georgia, is a leading provider of interactive communications and entertainment services in the Southeast. Knology serves both residential and business customers with one of the most technologically advanced broadband networks in the country. Innovative offerings include over 200 channels of digital cable TV, local and long distance digital telephone service with the latest enhanced voice messaging features, and high-speed Internet access, which enables consumers to quickly download video, audio and graphic files using a cable modem. Knology’s fiber-based business products include Passive Optical Network (PON), which supplies IP architecture with segmented voice and data bandwidth, and Managed Integrated Network Solutions (MATRIX), an integrated IP-based technology which converges data and voice. For more information, please visit www.knology.com.

- MORE -

Knology Announces Closing of PrairieWave Acquisition

April 3, 2007

Information about Forward-Looking Statements

This press release includes “forward-looking” statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, that are subject to future events, risks and uncertainties that could cause our actual results to differ materially from those expressed or implied. For example, our revenues and earnings and our ability to achieve our planned business objectives are subject to a number of factors that make estimates of future operating results uncertain, including, without limitation, (1) that we will not retain or grow our customer base, (2) that we will fail to be competitive with existing and new competitors, (3) that we will not adequately respond to technological developments that impact our industry and markets, (4) that needed financing will not be available to us if and as needed, (5) that a significant change in the growth rate of the overall U.S. economy will occur such that there is a material impact on consumer and corporate spending, (6) that we will not be able to complete future acquisitions, that we may have difficulties integrating acquired businesses, or that the cost of such integration will be greater than we expect, and (7) that some other unforeseen difficulties occur, as well as those risks set forth in our Annual Report on Form 10-K for the year ended December 31, 2006, and our other filings with the SEC. This list is intended to identify only certain of the principal factors that could cause actual results to differ materially from those described in the forward-looking statements included herein. Investors are cautioned not to place undue reliance on these forward-looking statements. Forward-looking statements relating to expectations about future results or events are based upon information available to us as of today’s date, and we do not assume any obligation to update any of these statements, except as required by law.

- END -